UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 2, 2024

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 – Other Events

West Valley Development Project

On December 2, 2024, BWXT Technologies, Inc (BWXT) announced that the Department of Energy (DOE) had awarded BWXT and its team the contract for the cleanup operations at the West Valley Development Project in West Valley, NY. Perma-Fix Environmental Services, Inc (PESI) is a member of the BWXT team as one of two teaming subcontractors. As disclosed by BWXT, the contract has a 10-year ordering period with a maximum value of up to $3 billion that can be performed for up to 15 years. As of this report, the economics attributable to PESI have not yet been defined and are subject to certain approvals. PESI will notify its shareholders in due course when more details of this contract are available.

The West Valley Demonstration Project (WVDP) is an approximately 150-acre area located 35 miles south of Buffalo, New York. The site is owned by the New York State Energy Research and Development Authority and is home to the only commercial spent nuclear fuel reprocessing facility to operate in the United States. Congress passed the WVDP Act, which required the DOE to conduct a high-level waste management demonstration project at the site and transport it to a federal repository for disposal.

2024 Fourth Quarter Guidance

Due to delays in procurements and contract awards from government clients in the fourth quarter, we expect that our revenues for the fourth quarter of 2024 will be between $15.8 million to $16.5 million with corresponding net losses between $1.9 million to $1.5 million. Such estimates may vary from actual results, which are subject to numerous conditions and factors, discussed below.

Cautionary Note Regarding Forward-Looking Statements

PESI cautions that this Current Report on Form 8-K contains forward-looking statements, including statements relating to our fourth quarter 2024 estimates of revenue and net losses, the performance, timing, impact and value, to the extent contract value can be viewed as an indicator of future revenues, of the cleanup contract at the West Valley Demonstration Project, future work at the West Valley Demonstration Project, and the award or exercise of any contract options or orders. These forward-looking statements involve a number of risks and uncertainties, including, among other things, review or audit by our independent auditors as to revenue, modification or termination of the cleanup contract and delays in contract implementation, failure to receive anticipated waste, equipment failure, permit issues, labor problems, clients’ failure to abide by or comply with our contracts, Congress’s failure to provide funding for scheduled remediation projects, failure to adopt necessary budgets or further adoption of continuing resolutions, as well as general industry conditions. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, please see PESI’s annual report on Form 10-K for the year ended December 31, 2023, and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. PESI cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Dated: December 9, 2024	By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and Chief
Financial Officer